Exhibit 4.4

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT’), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE COMMON STOCK

OF

LEADIS TECHNOLOGY, INC.

Leadis Technology, Inc., a Delaware corporation (the “Company”), and Silicon Image, Inc., a Delaware corporation (the “Investor”) are parties to that certain Technology License and Development Agreement dated as of October 6, 2000 (the “License Agreement”). This certifies that in consideration of the grant by the Investor to the Company of licenses to certain Investor technology under the License Agreement, receipt of which is hereby acknowledged, the Investor is entitled, subject to the terms and conditions of this Warrant, to purchase from the Company at any time prior to 5:00 p.m. Pacific time on October 31, 2007 (the “Expiration Date”) up to fifty thousand (50,000) shares of the Company’s Common Stock (the “Warrant Stock”), at the price of $0.15 per share (the “Warrant Price”) upon surrender of this Warrant at the principal office of the Company, together with a duly executed subscription in the form attached hereto as Exhibit 1 and (unless there is a net exercise of this Warrant) simultaneous payment of the full Warrant Price therefor in lawful money of the United States as provided herein. The Warrant Price and the number and character of shares of Warrant Stock purchasable hereunder are subject to adjustment as provided herein. Unless the context otherwise requires, the term “Warrant Stock” shall mean and include the stock and other securities and property at any time receivable or issuable upon exercise of this Warrant. The term “Warrant” as used herein, shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

This Warrant is issued pursuant to that certain Series 1 Preferred Stock and Common Stock Warrant Purchase Agreement dated as of October 6, 2000 (the “Purchase Agreement”), by and between the Company and the Investor, and is subject to the provisions thereof.

1. Definitions. The following definitions shall apply for purposes of this Warrant:

“Change of Control” is the consummation of (i) a reorganization, consolidation or merger (or similar transaction or series of transactions) of the Company with or into any other corporation or corporations in which the holders of the Company’s outstanding shares immediately before such transaction or series of related transactions do not, immediately after such transaction or series of related transactions, retain stock representing a majority of the voting power of the surviving corporation (or its parent corporation if the surviving corporation is wholly owned by the parent corporation) of such transaction or series of related transactions, (ii) a transaction or series of transactions involving the transfer of stock representing a majority of the voting power of the Company, or (iii) a sale of all or substantially all of the assets of the Company.

1.

“Company” means the Company (as defined above) and includes any corporation which shall succeed to or assume the obligations of the Company under this Warrant.

“Holder” means any person who shall at the time be the registered holder of this Warrant.

“IPO” means the initial public offering of the Company’s capital stock.

2. Notice to Investor. If the Company proposes at any time to effect a Change of Control, the Company shall mail to the Holder a notice specifying the other parties involved, amount and character of consideration involved and date on which the Change of Control is anticipated to become effective, which notice must be delivered to the Holder (i) no later than five (5) business days after the Company enters into definitive negotiations for a Change of Control or a letter of intent, memorandum of understanding, agreement in principle, acquisition agreement or other similar agreement relating to a Change of Control and (ii) no later than twenty (20) business days prior to such anticipated effective date. If the Company proposes at any time to file a registration statement under the Securities Act of 1933, as amended (the “1933 Act”), for the IPO, the Company shall mail to the Holder a notice specifying the date on which the filing with the Securities and Exchange Commission (“SEC”) is expected to occur, which notice must be delivered to the Holder no later than ten (10) business days prior to such expected filing date.

3. Exercise.

3.1 Right to Exercise. The Investor shall only be entitled to exercise this Warrant upon the earlier to occur of the following: (a) completion of development of the Reference Module (as defined in the License Agreement); (b) the filing by the Company of a registration statement under the 1933 Act with the SEC for the IPO; or (c) the Company entering into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement or other similar agreement relating to a Change of Control.

3.2 Method of Exercise. Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant in whole or in part, at any time before the Expiration Date by surrendering this Warrant at the principal offices of the Company, with the subscription form attached hereto duly executed by the Holder, and payment in full of the Warrant Price or adjusted Warrant Price therefor, if applicable (as determined in accordance with the terms hereof) for the Warrant Stock to be purchased upon such exercise of this Warrant.

3.3 Form of Payment. Payment may be made by a check payable to the Company’s order or wire transfer of funds to the Company.

3.4 No Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of any such fractional share, calculated on the basis of the Warrant Price.

3.5 Net Exercise Election. The Holder may elect to convert this Warrant, without the payment by the Holder of any additional consideration, by the surrender of this Warrant to the Company, with the net exercise election selected in the subscription form attached hereto duly executed by the Holder, into the number of shares of Warrant Stock that is obtained under the following formula:

X = Y (A-B)

              A

2.

where	X = the number of shares of Warrant Stock to be issued to the Holder pursuant to this Section 3.5.

Y = the full number of shares of Warrant Stock that would have been issuable upon exercise of this Warrant pursuant to Sections 3.1 through 3.4 at the time the net exercise election is made pursuant to this Section 3.5

A = the fair market value of one share of Warrant Stock as of the time the net exercise election is made pursuant to this Section 3.5, as determined in good faith by the Company’s Board of Directors (if the Warrant Stock is not publicly traded) or as reported in the Wall Street Journal (if the Warrant Stock is publicly traded).

B = the Warrant Price.

The Company will promptly respond in writing to an inquiry by the Holder as to the then current fair market value of one share of Warrant Stock.

4. Issuance of Stock. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise.

5. Adjustment Provisions. The number and character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor, are subject to adjustment upon the occurrence of the following events between the date this Warrant is issued and the date it is exercised:

5.1 Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The Warrant Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Warrant Stock (or such other stock or securities).

5.2 Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable respect to the Warrant Stock that is payable in (a) securities of the Company (other than issuances with respect to which adjustment is required to be made under Section 5.1 (e.g., a stock split effected by means of a stock dividend)), or (b) assets (other than cash dividends paid or payable solely out of retained earnings), then, and in each such case, the Holder, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Stock issuable upon such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

5.3 Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company (or of any other corporation, the stock or other securities of which are at

3.

the time receivable on the exercise of this Warrant), after the date of this Warrant, or in case, after such date, the Company (or any such corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder, upon the exercise of this Warrant (as provided in Section 3), at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Warrant, and the successor or purchasing corporation in such reorganization, consolidation, merger or conveyance (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation’s obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation, merger or conveyance.

5.4 Conversion of Stock. In case all the authorized Warrant Stock of the Company is converted, pursuant to the Company’s Certificate of Incorporation, into other securities or property, or the Warrant Stock otherwise ceases to exist, then, in such case, the Holder, upon exercise of this Warrant at any time after the date on which the Warrant Stock is so converted or ceases to exist (the “Termination Date”), shall receive, in lieu of the number of shares of Warrant Stock that would have been issuable upon such exercise immediately prior to the Termination Date (the “Former Number of Shares of Warrant Stock”), the stock and other securities and property to which the Holder would have been entitled to receive upon the Termination Date if the Holder had exercised this Warrant with respect to the Former Number of Shares of Warrant Stock immediately prior to the Termination Date (all subject to further adjustment as provided in this Warrant).

5.5 Notice of Adjustments. The Company shall promptly give written notice of each adjustment or readjustment of the Warrant Price or the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

5.6 No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of shares of Warrant Stock issuable upon its exercise.

5.7 Reservation of Stock. If at any time the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Warrant Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.

6. No Rights or Liabilities as Stockholder. This Warrant does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by the Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

7. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying

4.

out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against wrongful impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may duly and validly issue fully paid and nonassessable shares of Warrant Stock upon the exercise of this Warrant.

8. Attorneys’ Fees. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including attorneys’ fees.

9. Transfer. The Investor may transfer this Warrant and its rights hereunder to a third party upon notice given to the Company. The rights and obligations of the Company and the Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

10. Governing Law. This Warrant shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws.

11. Headings. The headings and captions used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

12. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the Holder at the last address furnished to the Company by the Holder in writing or, in the case of the Company, at the principal offices of the Company, or at such other address as the Holder or the Company may designate by giving ten (10) days’ advance written notice to the other party.

13. Amendment; Waiver. Any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section shall be binding upon the Holder, each future holder of such securities, and the Company.

14. Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

15. Terms Binding. By acceptance of this Warrant, the Holder accepts and agrees to be bound by all the terms and conditions of this Warrant.

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5.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name as of the date set forth below.

Dated: October 31, 2000

THE COMPANY:

LEADIS TECHNOLOGY, INC.

By:	/s/ Sung Tae Ahn

Name:	Sung Tae Ahn
Title:	CEO

AGREED AND ACKNOWLEDGED:

THE HOLDER:

SILICON IMAGE, INC.

By:	/s/

Name:	David D. Nell
Title:	Chief Executive Officer

Exhibit 1: Form of Subscription

[SIGNATURE PAGE TO WARRANT]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name as of the date set forth below.

Dated: October 31, 2000

THE COMPANY:

LEADIS TECHNOLOGY, INC.

By:

Name:	Sung Tae Ahn
Title:	CEO

AGREED AND ACKNOWLEDGED:

THE HOLDER:

SILICON IMAGE, INC.

By:	/s/ David D. Nell

Name:	David D. Nell
Title:	Chief Executive Officer

Exhibit 1: Form of Subscription

[SIGNATURE PAGE TO WARRANT]

Exhibit 1

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:	Leadis Technology, Inc.

(1) Method of Exercise (choose one):

☐ Cash Exercise Election. The undersigned Holder hereby elects to purchase              shares of Warrant Stock, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

☐ Net Exercise Election. The undersigned Holder elects to convert the Warrant into shares of Warrant Stock by net exercise election pursuant to Section 3.5 of the Warrant. This conversion is exercised with respect to shares of Warrant Stock covered by the Warrant.

(2) Please issue a certificate or certificates representing such shares of Warrant Stock in the name or names specified below:

(Name)	(Name)

(Address)	(Address)

(City, State, Zip Code)	(City, State, Zip Code)

(Federal Tax Identification Number)	(Federal Tax Identification Number)

(Date)	(Signature of Holder)